Exhibit 99.1

Press Release
For More Information, Call:

ELLEN M. SYKORA
INVESTOR RELATIONS		January 10, 2008
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REAFFIRMS

GUIDANCE FOR FOURTH QUARTER 2007

ANGLETON, TX, JANUARY 10, 2008 — Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced today it continues to expect fourth quarter revenue to be between $700 million to $740 million. Diluted earnings per share for the fourth quarter, excluding restructuring charges, integration costs, amortization of intangibles and the impact of stock-based compensation expense, are expected to be between $0.32 and $0.38.

The Company is currently finalizing its financial closing for the fourth quarter ended December 31, 2007.  Results for the fourth quarter will be announced on February 5, 2008.  A conference call hosted by Benchmark management will be held at 10:00 am (Central time) on February 5, 2008 to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement that “it continues to expect fourth quarter revenue to be”, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; Benchmark’s business and growth strategies, including expected internal growth and performance goals; and the anticipated effects of any developments or events on financial results. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of the release, and Benchmark assumes no obligation to update any such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2006, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

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